EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT
                        BETWEEN BLUEGATE CORPORATION AND
                                MANFRED STERNBERG

     This Employment agreement (the "Agreement") is made effective as of the 1st day of February 2005, by and between Bluegate Corporation, a Nevada corporation ("Bluegate"), and Manfred Sternberg (the "Executive").

     WHEREAS, The Executive is willing to be employed by Bluegate from and after the effective date on the basis and terms and conditions set forth in this Agreement.

     THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.   Employment.

     Bluegate hereby employs the Executive, and the Executive hereby accepts such employment, for the period stated in section (3) below and upon the other terms and conditions herein provided.

2.   Position  and  Duties.

     During the Employment Period the Executive agrees to serve as Chief Executive Officer ("CEO") of Bluegate. In his capacity of CEO, the Executive will perform such duties and responsibilities for Bluegate as may from time to time be assigned to him by the Board of Directors of Bluegate. The Executive shall have no responsibility for payroll nor for the filing of any payroll tax return, nor for payment of any tax of any kind that may be due or payable by Bluegate or any of its divisions.

3.   Term.

     By this Agreement, Bluegate employs the Executive, and the Executive accepts employment with Bluegate, for a period consisting of two (2) years, commencing on the date of this Agreement.

4.   Compensation.

     In consideration of such service, Bluegate agrees to pay the Executive as compensation an annual salary of $180,000.00, in accordance with Bluegate's regular payroll practices in effect from time to time.


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     Stock  Options.  .  In  addition  to  the compensation set forth above, the
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     Executive shall be entitled to receive options to purchase 1,000,000 shares of Bluegate shares of common stock, par value $.001 per share ("Option Shares"), at the per-share option price of $.50, granted pursuant to a Stock Option Agreement being entered into in connection herewith. This option shall become vested and exercisable with respect to 50,000 Option Shares immediately upon the execution and delivery of the related Stock Option Agreement, and this option shall become vested and exercisable with respect to another 50,000 Option Shares every 30 days thereafter until this option become fully vested.

     Bonus.  In  addition  to  the  compensation  set forth above, Executive and
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     Bluegate  agree  to  enter  into  good  faith  negotiations  with a view to reaching an agreement on the payment of one or more bonuses (the "Bonuses") in such amounts as are mutually agreed upon by Executive and Bluegate, if major transactions (such as acquisitions and financings) agreed mutually upon by them shall be achieved. The Bonuses shall be payable at such time as is mutually agreed upon by Executive and Bluegate.

     All  options  previously  granted  under  the  immediately prior Employment
     Contract in the total amount of 275,000 options for an equal number of shares are hereby reduced in strike price to $2.00 per share. This
     Employment Contract serves to cancel the Employment Contract between Crescent Communications Inc. and Executive dated January 2004 and this contract serves as the consideration for the cancellation.

5.   (Intentionally  Left  Blank)

6.   Confidentiality.
     In the course of the performance of Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Company or any of its affiliates. Without the prior written consent of Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of Company and that at the termination and/or expiration of this Agreement, at Company's written request, Executive shall promptly return to Company any and all such information so requested by Company.

               The provisions of this Section shall not, however, prohibit Executive from disclosing to others or using in any manner information that:
               (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive;
               (b) has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;


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               (c) was in the  possession of  Executive  prior to obtaining such information from Company in connection with the performance of this Agreement; or
               (d) is required to be disclosed by law.

7.   Indemnification.

     The Company shall to the full extent permitted by law or as set forth in the Articles of Incorporation and the Bylaws of the Company, indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, loses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct.

8.   Termination.
     This Agreement and the employment relationship created hereby will terminate (i) with cause under Section 8(a); or (ii) upon the voluntary termination of employment by Executive under Section8(b).

          (a) With Cause. The Company may terminate this Agreement at any time because of (i) the determination by the Board of Directors in the exercise of its reasonable judgment that Executive has committed an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) Executive's willful misconduct in the performance of his duties hereunder, provided, in each case, however, that the Company shall not terminate this Agreement pursuant to this Section unless the Company shall first have delivered to the Executive, a notice which specifically identifies such breach or misconduct and the executive shall not have cured the same within fifteen (15) days after receipt of such notice.
          (b) Voluntary Termination. The Executive may terminate his employment voluntarily.

     Obligations of Company Upon Termination. In the event of the termination of Executive's employment pursuant to Section 8 (a) or (b), Executive will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus any life insurance benefits). In the event of the termination of Executive's employment for any reason other than Section 8 (a) or (b) as described immediately above, all compensation of every nature described in this Agreement shall immediately vest and become due and owing to Executive.

     In the event of the Death of the Executive prior to the end of the Term of this Agreement, Executive's spouse shall be entitled to receive Compensation pursuant to this Agreement through the end of its Term as it accrues.

9.   Waiver  of  Breach.


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     The  waiver  by  any  party  hereto  of  a  breach of any provision of this
     Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

10.  Arbitration.
     If a dispute should arise regarding this Agreement the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on the Company and Executive.

11.  Covenant  Not  to  Compete.
     So long as the Executive is employed by the Company and for a period of eighteen (18) months after either (i) the voluntary termination of employment by Executive or (ii) the termination of the Executive by the Company for cause, as set forth in Section 8(b) hereof, the Executive specifically agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm, corporation or entity, other than the Company (either as principal, employee, shareholder, member, director, partner, consultant, owner or part-owner of any corporation, partnership or any type of business entity) anywhere in any county in which the Company is doing business at the time of termination, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time of termination of the Executive's employment.

     Executive's  Acknowledgments  and  Agreements.  The  Executive acknowledges
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     and agrees that:
          (1) Due to the nature of the Company's business, the foregoing covenants place no greater restraint upon the Executive than is reasonably necessary to protect the business and goodwill of the Company;
          (2) These covenants protect a legitimate interest of the Company and do not serve solely to limit the Company's future competition;
          (3) This Agreement is not an invalid or unreasonable restraint of trade;
          (4) A breach of these covenants by the Executive would cause irreparable damage to the Company;
          (5) These covenants will not preclude the Executive from becoming gainfully employed following termination of employment with the Company;
          (6) These covenants are reasonable in scope and are reasonably necessary to protect the Company's business and goodwill and valuable and extensive trade which the Company has established through its own expense and effort;
          (7) The signing of this Agreement is necessary for the Executive's employment; and


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          (8)  He  has  carefully  read  and  considered  all provisions of this
     Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

     Remedies,  Injunction.  In  the  event  of  the  Executive's  actual  or
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     threatened breach of any provisions of this Agreement, the Executive agrees that the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining the Executive from violating the provisions herein. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Company's legal remedies would be inadequate and that the Company would suffer irreparable harm as a result of the Executive's violation of the provisions of this Agreement. In any proceeding brought by the Company to enforce the provisions of this Agreement, no other matter relating to the terms of any claim or cause of action of the Executive against the Company will be defense thereto. The foregoing remedy provisions are subject to the provisions of Sec.15.51 of the Texas Business and Commerce Code, as amended (the "Code"), which Code provisions shall control in the event of any conflict between the provisions hereof and the Code or any other law in effect relevant and applicable hereto.

12.  Benefits  Insurance.

          (i)Medical,  Dental  and  Vision  Benefits.  During  this  Agreement,
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          Executive  and  his  dependents will be entitled to receive such group medical, dental and vision benefits as Company may provide to its other executives, provided such coverage is reasonably available, or be reimbursed if Executive is carrying his own similar insurance.

          (ii)Benefit  Plans.  The  Executive  will  be  entitled to participate
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          in  any  benefit plan or program of the Company which may currently be in place or implemented in the future.

          (iii)Other  Benefits.  During  the  Term,  Executive  will be entitled
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          to  receive,  in  addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Company currently provides or such additional benefits as Company may provide for its executive officers in the future.

13.  Vacation  and  Sick  Leave.

     Vacation  Pay.  The  Executive  shall  be  entitled  to  an annual vacation
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     leave of four (4) weeks at full pay. Executive is specifically permitted to work from home or other


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     remote  location  in  his  discretion,  which  time shall not be considered as vacation leave.

     Sick Pay. The Executive shall be entitled to sick leave as needed.
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14.  Reimbursement  of  Expenses.

     Upon submission of a detailed statement and reasonable documentation, Company will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement. Executive shall be entitled to a $750 per month car allowance and up to a $1,000 per month discretionary expense account.

15.  Withholding  of  Taxes.

     Bluegate may withhold from any payments under this Agreement all applicable taxes, as shall be required pursuant to any law or governmental regulation or ruling.

16.  Entire  Understanding.
     This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.

17.  Severability.

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid.

18.  Governing  Law.

     This Agreement has been executed and delivered in the State of Texas and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Texas.

19.  Notices.

     All notices shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:

     If to Executive:

     Manfred Sternberg
     1110 Guinea Drive


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     Houston, Texas 77055



     If to Bluegate:

     Bluegate Corp.
     Attn: Chairman of the Board of Directors
     701 N. Post Oak Road, Suite 630
     Houston, Texas 77024

     Bluegate has caused this Agreement to be executed by its officer and the Executive has signed this Agreement.

20.  Successors,  Binding  Agreement.

     This Agreement is binding upon Bluegate's successors. Bluegate will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bluegate to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bluegate would be required to perform it as if no such succession had taken place. Failure of Bluegate to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement.

     This Agreement shall inure to the benefit of both Bluegate and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributes, successors and assigns.


Bluegate:                                         Executive:




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GILBERT GERTNER                                   MANFRED STERNBERG
DIRECTOR
BOARD OF DIRECTOR


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